CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Statement of Additional
Information to the Prospectus/Proxy Statement and Form N-14 filing under the
Securities Act of 1933, of our report dated February 22, 2006, appearing in the Annual Report of Atlas Funds for the year ended December 31, 2005, relating to the financial statements and financial highlights of Atlas Funds, including Atlas Balanced Fund, Atlas Emerging Growth Fund, Atlas Global
Growth Fund, Atlas Growth Opportunities, Atlas S&P 500 Index Fund, Atlas
Strategic Growth Fund, Atlas Value Fund, Atlas American Enterprise Bond Fund,
Atlas California Municipal Bond Fund, Atlas National Municipal Bond Fund,
Atlas Strategic Income Fund, Atlas U.S. Government and Mortgage Securities
Fund, Atlas California Municipal Money Fund, Atlas Money Market Fund, Atlas
Independence Flagship Fund (formerly Atlas Fund of Funds), Atlas Independence
Eagle Bond Fund, and Atlas Independence Star Spangled Fund, and to the
reference to us under the heading "Financial Statements and Experts" in the
Prospectus/Proxy Statement which is part of such filing.

DELOITTE & TOUCHE LLP

Oakland, California
December 27, 2006